UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott D. Law, Senior Vice President, Health Care Delivery for WellCare Health Plans, Inc. (“WellCare” or “the Company”), is leaving WellCare effective October 3, 2011.  Mr. Law’s position was eliminated as part of an organizational realignment in support of the Company’s long-term strategic goals.

Mr. Law's employment agreement was filed as an exhibit to the Company's Form 10-Q filed with the Securities and Exchange Commission on May 6, 2010 and is hereby incorporated herein by reference.

Item 8.01            Other Events.

Corporate Health Service operations, including Mr. Law’s prior responsibilities, have transitioned to WellCare’s Chief Administrative Officer, Walter W. Cooper.  Mr. Cooper now has responsibility for member- and provider-facing activities managed by our shared services operation and the Company’s information technology function.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
September 16, 2011	/s/ Thomas L. Tran Thomas L. Tran Senior Vice President and Chief Financial Officer